Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces

First Quarter 2010 Financial Results

Revenue up 84% from year ago quarter

Carlsbad, Calif. – May 5, 2010 – MaxLinear, Inc. (NYSE: MXL), a provider of highly integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications, today announced financial results for the first quarter ended March 31, 2010.

Revenue in the first quarter of 2010 was $16.1 million, 84 percent higher as compared to $8.8 million reported in the first quarter of 2009.

Generally Accepted Accounting Principles (GAAP) Results

Net income for the first quarter of 2010 was $1.3 million, or $0.01 per diluted share, compared to a net income of $92,000, or $0.00 per diluted share in the first quarter of 2009. Gross margins were 68 percent in the first quarter of 2010 compared to 65.1 percent in the first quarter of 2009. Operating income in the first quarter of 2010 was 8.5 percent of revenue, compared with 1.3 percent in the first quarter of 2009.

Cash, cash equivalents and investments totaled $94.5 million at March 31, 2010, compared to $17.9 million at December 31, 2009. Cash flow from operations totaled $2.1 million for the first quarter of 2010. Net proceeds of $72.9 million from MaxLinear’s March 24, 2010 initial public offering contributed to the increase in cash, cash equivalents and investments during the first quarter of 2010.

Non-GAAP Results

MaxLinear believes that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. These measures should only be viewed in conjunction with corresponding GAAP measures. MaxLinear’s non-GAAP financial measures exclude the effect of stock-based compensation and the assumed conversion of shares of preferred stock into shares of common stock which occurred in connection with our recently completed initial public offering. The reconciliation between GAAP and non-GAAP financial measures is provided in the financial statements portion of this release.

Net income in the first quarter of 2010, on a non-GAAP basis, was $2.0 million, or $0.07 per diluted share, compared with non-GAAP net income of $229,000, or $0.01 per diluted share in the first quarter of 2009. Gross margins in the first quarter of 2010, on a non-GAAP basis, were 68.1 percent of revenue, compared to 65.1 percent in the first quarter of 2009. Operating income in the first quarter of 2010, on a non-GAAP basis, was 12.3 percent of revenue, compared with 2.8 percent in the first quarter of 2009.

“We are very pleased with our first quarter results, marked by 84% growth in revenue over the year-ago period, and the completion of our initial public offering on March 24th 2010. Increased sales of our broadband RF ICs, primarily into the Consumer market, and to a lesser extent into the Automotive, and Cable markets drove revenue growth for the quarter,” commented Kishore Seendripu, Ph.D, Chairman and CEO of MaxLinear. “As a newly public company, we expect to continue to focus on the engineering and operational building blocks for MaxLinear’s future. Among other investments, we continue to focus on new product development in 65 nm digital CMOS process technology. We are also working to qualify additional production capacity to diversify our supply chain.”

Conference Call Details

MaxLinear will host its first quarter 2010 financial results conference call today, May 5, 2010 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-941-2069 / US toll: 1-480-629-9713 with conference ID: 4284805. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://www.maxlinear.com, and will be archived and available after the call at www.maxlinear.com until May 12, 2010. A replay of the conference call will also be available until May 12, 2010 by dialing toll free 1-800-406-7325 or 1-303-590-3030 and referencing passcode: 4284805.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance, our product development efforts, our ability to qualify new production sources, and trends and opportunities in our product markets. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties, including, among others, our dependence on a limited number of customers for a substantial portion of our revenues, intense competition in our industry, the timing and development of the global transition from analog to digital television, our lack of long-term supply contracts and dependence on limited sources of supply, our ability to continue to develop and introduce new and enhanced products on a timely basis, and potential decreases in average selling prices for our products. In addition to these risks and uncertainties, investors should review the risks and uncertainties discussed in greater detail under the caption “Risk Factors” in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC). Additional risks, uncertainties, and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which MaxLinear will file with the SEC in May 2010.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income, operating income, gross margin, and earnings per share. These supplemental measures exclude stock-based compensation and the assumed conversion of shares of preferred stock into shares of common stock which occurred in connection with our recently completed initial public offering. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s cash incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

The shares used to compute non-GAAP basic and diluted net income per share include the assumed conversion of all outstanding shares of preferred stock into shares of common stock using the as-if converted method as of the beginning of each period presented or the date of issuance, if later. In March 2010, in connection with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our Class B common stock.

Reconciliations of non-GAAP measures disclosed in this press release appear below.

About MaxLinear, Inc.

MaxLinear, Inc. is a provider of highly integrated, radio-frequency (RF) and mixed-signal semiconductor solutions for broadband communications applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contacts:

Suzanne Craig

The Blueshirt Group

Tel: 415-217-4962

Suzanne@blueshirtgroup.com

Danielle Ginach

The Blueshirt Group

Tel: 415-217-4964

Danielle@blueshirtgroup.com

MaxLinear, Inc. Corporate Contact:

Brendan Walsh

Vice President, Business Development

Tel: 760-692-0711, Extension 196

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$68,875	$17,921
Investments, available-for-sale	25,638	—
Accounts receivable	8,086	9,707
Inventory	2,877	2,850
Prepaid and other current assets	381	262

Total current assets	105,857	30,740
Property and equipment, net	3,007	2,627
Intangible assets	461	—
Other long-term assets	110	2,406

Total assets	$109,435	$35,773

Liabilities and stockholders’ equity (deficit)
Current liabilities	$18,446	$19,711
Deferred rent	115	71
Capital lease obligations, net of current portion	91	115
Convertible preferred stock	—	35,351
Total stockholders’ equity (deficit)	90,783	(19,475)

Total liabilities and stockholders’ deficit	$109,435	$35,773

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Net revenue	$16,137	$8,771
Cost of net revenue	5,158	3,062

Gross profit	10,979	5,709
Operating expenses:
Research and development	6,079	3,863
Selling, general and administrative	3,527	1,736

Total operating expenses	9,606	5,599

Income from operations	1,373	110
Interest income	16	9
Interest expense	(9)	(17)
Other expense, net	(2)	—

Income before income taxes	1,378	102
Provision for income taxes	44	10

Net income	1,334	92
Net income allocable to preferred stockholders	(1,215)	(92)

Net income attributable to common stockholders	$119	$—

Net income per share attributable to common stockholders:
Basic	$0.01	$—

Diluted	$0.01	$—

Shares used to compute net income per share attributable to common stockholders:
Basic	12,586	9,915

Diluted	15,146	10,477

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
GAAP net income	$1,334	$92
Stock-based compensation:
Cost of net revenue	12	—
Research and development	341	90
Selling, general and administrative	266	47

Total stock-based compensation	619	137

Non-GAAP net income	$1,953	$229

Shares used in computing GAAP basic earnings per share	12,586	9,915
Weighted average effect of the assumed conversion of convertible preferred stock from date of issuance	13,235	14,526

Shares used in computing non-GAAP basic earnings per share	25,821	24,441

Shares used in computing GAAP diluted earnings per share	15,146	10,477
Weighted average effect of the assumed conversion of convertible preferred stock from date of issuance	13,235	14,526

Shares used in computing non-GAAP diluted earnings per share	28,381	25,003

Non-GAAP basic earnings per share	$0.08	$0.01

Non-GAAP diluted earnings per share	$0.07	$0.01

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL

MEASURES

	Three Months Ended March 31,
	2010	2009
GAAP gross margin as a % of revenue	68.0%	65.1%
Stock-based compensation:
Cost of net revenue	0.1%	—

Non-GAAP gross margin as a % of revenue	68.1%	65.1%

GAAP operating income as a % of revenue	8.5%	1.3%
Stock-based compensation:
Cost of net revenue	0.1%	—
Research and development	2.1%	1.0%
Selling, general and administrative	1.6%	0.5%

Non-GAAP operating income as a % of revenue	12.3%	2.8%

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